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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 GENENTECH, INC.
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                        94-2347624
         (State of                                      (IRS Employer
       Incorporation)                                 Identification No.)

460 POINT SAN BRUNO BLVD., SOUTH SAN FRANCISCO, CA          94080
    (Address of principal executive offices)              (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                 Name of each exchange on which
to be so registered                 each class is to be registered
-------------------------           -------------------------------
Callable Putable
Common Stock,
par value $.02 per share            New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Registrant's Callable Putable Common Stock, par value $.02 per share ("Special Common Stock") set forth under the caption "The Charter Amendment -- Description of the Special Common Stock" in the Proxy Statement/Prospectus forming a part of Amendment No. 2 to the Registration Statement on Form S-4 of the Registrant (Registration Statement No. 33-59949) filed on September 18, 1995, is hereby incorporated by reference.

Item 2.  EXHIBITS

         1. Specimen stock certificate for the Callable Putable Common Stock, par value $.02 per share, of the Registrant.

         2. Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-3 of the Registrant (Registration Statement No. 33-37361) filed on October 18, 1991).

         3. Form of Article THIRD of the Registrant's Certificate of Incorporation, amending Article THIRD of the Registrant's Certificate of Incorporation included as Exhibit 2 to this Registration Statement (incorporated by reference to Exhibit C to Annex A to the Proxy Statement/Prospectus forming a part of (Pre-Effective) Amendment No. 2 to the Registration Statement on Form S-4 of the Registrant (Registration Statement No. 33-59949) filed on September 18, 1995).

         4. By-Laws of the Registrant (incorporated by reference to Exhibit 3.4 to Annual Report on Form 10-K for the year ended December 31, 1990).

         5. Form of Amended and Restated Governance Agreement, as amended, to be dated as of the effective date of the merger contemplated by the Agreement and Plan of Merger, dated as of May 23, 1995, as amended, among the Registrant, Roche Holdings, Inc. and HLR (U.S.) II, Inc. (incorporated by reference to Exhibit A to Annex A to the Proxy Statement/Prospectus forming a part of (Pre-Effective) Amendment No. 2 to the Registration Statement on Form S-4 of the Registrant (Registration Statement No. 33-59949) filed on September 18, 1995).

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                                    SIGNATURE

                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            GENENTECH, INC.

Date:  October 20, 1995                     By: /s/ John P. McLaughlin
                                               -------------------------------
                                               John P. McLaughlin
                                               Senior Vice President

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                                Index to Exhibits

Exhibit
-------

1. Specimen stock certificate for the Callable Putable Common Stock, par value $.02 per share, of the Registrant.

2. Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-3 of the Registrant (Registration Statement No. 33-37361) filed on October 18,
         1991).

3. Form of Article THIRD of the Registrant's Certificate of Incorporation, amending Article THIRD of the Registrant's Certificate of Incorporation included as Exhibit 2 to this Registration Statement (incorporated by reference to Exhibit C to Annex A to the Proxy Statement/Prospectus forming a part of (Pre-Effective) Amendment No. 2 to the Registration Statement on Form S-4 of the Registrant (Registration Statement
         No. 33-59949) filed on September 18, 1995).

4. By-Laws of the Registrant (incorporated by reference to Exhibit 3.4 to Annual Report on Form 10-K for the year ended December 31, 1990).

5. Form of Amended and Restated Governance Agreement, as amended, to be dated as of the effective date of the merger contemplated by the Agreement and Plan of Merger, dated as of May 23, 1995, as amended, among the Registrant, Roche Holdings, Inc. and HLR (U.S.) II, Inc. (incorporated by reference to Exhibit A to Annex A to the Proxy Statement/Prospectus forming a part of (Pre-Effective) Amendment No. 2 to the Registration Statement on Form S-4 of the Registrant (Registration Statement No. 33-59949) filed on September 18, 1995).